                                                                    EXHIBIT 11.1




Computation of weighted average number of shares outstanding used in determining primary and fully diluted earnings per share:


                                                            Thirteen Weeks Ended        Thirty-Nine Weeks Ended
                                                       -----------------------------  -----------------------------
                                                         November 1,    November 2,     November 1,    November 2,
                                                            1997           1996            1997           1996
                                                       -------------- --------------  -------------- --------------
(Shares in 000's)

Primary (a)
-----------
  Weighted average number of common
     shares outstanding                                     32,201          33,074          32,503          33,266

  Assumed exercise of certain dilutive stock
     options based on average market values                    155             240             170             250
                                                            ------          ------          ------          ------

  Weighted average number of shares used
     in primary per share computations                      32,356          33,314          32,673          33,516
                                                            ======          ======          ======          ======



Fully Diluted (a)
-----------------
  Weighted average number of common
     shares outstanding                                     32,201          33,074          32,503          33,266

  Assumed exercise of all dilutive options
     based on higher of average or closing
     market value                                              155             240             170             250
                                                            ------          ------          ------          ------

  Weighted average number of shares used
     in fully diluted per share computations                32,356          33,314          32,673          33,516
                                                            ======          ======          ======          ======



(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.